Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(990,492)
Unrealized Gain (Loss) on Market Value of Futures	996,551
Dividend Income	140
Interest Income	875
Total Income (Loss)	$7,074

Expenses
General Partner Management Fees	$7,928
Professional Fees	8,905
Brokerage Commissions	545
Non-interested Directors' Fees and Expenses	79
Prepaid Insurance Expense	135
NYMEX License Fee	161
Total Expenses	17,753
Expense Waiver	(8,237)
Net Expenses	$9,516
Net Income (Loss)	$(2,442)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/15	$13,127,545
Net Income (Loss)	(2,442)

Net Asset Value End of Month	$13,125,103
Net Asset Value Per Share (1,350,000 Shares)	$9.72

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612